Exhibit 23

                      Consent of Independent Auditors

The Board of Directors
General Electric Company

We consent to incorporation by reference in the Registration Statements (Nos. 33-4239, 33-24679 and 33-47500) on Form S-8 of General Electric Company of our report dated March 31, 1996, relating to the financial statements and supplemental schedule of GE Savings and Security Program as of and for the years ended December 31, 1995, and 1994, which appears in the December 31, 1995 annual report on Form 11-K of General Electric Company.



                                                      KPMG Peat Marwick LLP



New York, New York
June 28, 1996